Exhibit 99.2

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Financial Highlights

Cash Flow

	2003
	$’m
Net cash from operations	33
Capital expenditure (inc maintenance of $15m)	(54)	Similar level for 2004 inc maintenance $15m
Investments (mainly The Ritz Madrid)	(27)
Proceed from sale of hotels	40
	(8)
Financing:
Loans drawn down
	68
Loan repayments	(64)

Issue of common shares	52

Other	(5)
Net cash in flow	43

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